UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2014 (April 24, 2014)

MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(804) 887-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2014, Media General, Inc. (the “Company”) committed to a corporate reduction-in-force of approximately 45 positions that will be implemented over the remainder of the year ending December 31, 2014. The reduction-in-force results from the Company’s ongoing integration efforts following the business combination of the Company and New Young Broadcasting Holding Co., Inc., which was completed on November 12, 2013. As a result of the reduction-in-force, the Company expects that it will record severance and other restructuring charges in the range of $5.5 million and $6.5 million over the remainder of the year ending December 31, 2014. As part of the corporate reduction-in-force described above, John R. Cottingham and James R. Conschafter, both Vice Presidents of Broadcast Markets, will cease employment effective November 30, 2014, and December 31, 2014, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Company was held on April 24, 2014, for the purposes enumerated below. As of the February 28, 2014 record date, there were 87,733,971 shares of Media General’s Voting Common Stock, issued and outstanding and entitled to be voted at the Annual Meeting. 72,078,228 shares of Media General’s Voting Common Stock were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

1) The following votes were cast in reference to electing members to the board of directors.

	Shares Voted “FOR”	Shares Voted “WITHHELD”	Shares Broker Non-Votes
J. Stewart Bryan III	69,772,801	308,686	1,996,741
Diana F. Cantor	69,762,281	319,206	1,996,741
H.C. Charles Diao	69,674,542	406,945	1,996,741
Dennis J. FitzSimons	69,861,390	220,097	1,996,741
Soohyung Kim	69,492,654	588,833	1,996,741
George L. Mahoney	69,747,004	334,483	1,996,741
Marshall N. Morton	69,575,179	506,308	1,996,741
Wyndham Robertson	66,763,501	3,317,986	1,996,741
Howard L. Schrott	69,865,504	215,983	1,996,741
Kevin T. Shea	66,871,071	3,210,416	1,996,741
Thomas J. Sullivan	66,816,088	3,265,399	1,996,741

2)    Stockholders voted in favor of the proposed amendments to the 1995 Long-Term Incentive Plan. 60,585,430 shares were voted in favor; 9,391,351 shares were voted against; 104,706 shares abstained. There were 1,996,741 broker non-votes.

3)    Stockholders voted in favor of ratifying Deloitte & Touche, LLP as the Company’s independent registered public accounting firm as of and for the fiscal year ending December 31, 2014. 71,761,106 shares were voted in favor; 141,224 shares were voted against; 175,898 shares abstained.

4)    Stockholders voted in favor of a resolution approving the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, included in the Compensation Discussion and Analysis, the compensation tables and narrative discussion. 64,431,697 shares were voted in favor; 573,464 shares were voted against; 5,076,326 shares abstained. There were 1,996,741 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date April 28, 2014
/s/ James F. Woodward
James F. Woodward
Senior Vice President, Chief Financial Officer